UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 8, 2013

Patriot Berry Farms, Inc.

(formerly GAIA REMEDIES, INC.)

(Exact name of registrant as specified in its charter)

Nevada	333-174894	38-3832726
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer of Identification No.)

One World Trade Center, 121 SW Salmon Street, Suite 1100

Portland, OR 97204

(Address of principal executive offices)

(503) 505 6946

 (Issuer’s telephone number)

Copy of Communication to:

Befumo & Schaeffer, PLLC

1629 K St. NW #300

Washington, DC 20006

Phone: (202) 973-0186

Fax: (202) 478-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4).

Item 1.01 Entry into a Material Definitive Agreement.

On May 8, 2013, Patriot Berry Farms, Inc., (the “Company” also the “Registrant”) entered into an investment agreement (the “Investment Agreement”) with Empresas de Arandano Limited, a corporation organized under the laws of Nevis (“the Investor”) whereby the Investor agreed to invest up to Eight Million Five Hundred Thousand Dollars (US $8,500,000) in exchange for the Company’s common stock.  The Investor’s investment in common stock of the Company is to be made in multiple closings between May 8, 2013 and May 8, 2015 pursuant the Investment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1

Also on May 8, 2013, the Company entered into a formal employment agreement (the “Employment Agreement”) with the Company’s President,  Mr. Alexander Houstoun-Boswall.  Pursuant to the Employment Agreement, which is attached to this Current Report on Form 8-k as Exhibit  10.2: (a) the Company appointed Mr. Houstoun-Boswall to act as the Company’s president for an initial period of three years, at an annual salary of One Hundred Twenty Thousand Dollars (US $120,000); and (b) Mr. Houstoun Boswall agreed to devote sufficient working time, efforts, attention and energies to fully perform his duties as President of the Company.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT INDEX

Number	Exhibit Description

10.1	Investment Agreement

10.2	Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

May 10, 2013

PATRIOT BERRY FARMS, INC.

/s/  Alexander Houstoun-Boswall

Alexander Houstoun-Boswall

President (Principal Executive Officer) and Treasurer (Principal Financial Officer)

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